UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	June 24, 2022
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd, Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2022, Kumarakulasingam Suriyakumar, Chairman of the Board of Directors, Chief Executive Officer and President of ARC Document Solutions, Inc. (the “Company”) is no longer serving as President of the Company, while continuing to serve as Chairman and CEO. Effective June 25, 2022, Dilantha Wijesuriya, the Company’s current Chief Operating Officer, was elected as the Company’s President, and Mr. Wijesuriya will serve as the Company’s Chief Operating Officer and President. This change in position reflects the current business and operational structure of the Company.

Mr. Wijesuriya, age 60, has held the position of Chief Operating Officer since February 2011. Mr. Wijesuriya initially joined Ford Graphics, a former division of the Company, in January 1991. He subsequently became president of that division in 2001, and then became a Company regional operations head in 2004. In August 2008, Mr. Wijesuriya was elected Vice President, National Operations, which position he held until his election as Chief Operating Officer. Prior to his employment with the Company, Mr. Wijesuriya was a divisional manager with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka.

Mr. Wijesuriya has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company and there are no transactions between Mr. Wijesuriya and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer